UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2007 (February 8, 2007)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 8, 2007, BJ’s Wholesale Club, Inc. announced its sales results for the fiscal month, quarter and year ended February 3, 2007. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01. Regulation FD Disclosure

On February 7, 2007, the Company’s Board of Directors adopted a policy regarding uncontested elections of directors. Under the new policy, which is part of the Company’s Corporate Governance Principles, as a condition to being nominated by the Board for election as director, each nominee must deliver to the Company an irrevocable resignation that will become effective if: (1) such nominee receives, in the case of an uncontested election, a greater number of votes “withheld” for his or her election, than votes “for” his or her election, and (2) the Board, in accordance with the procedures set forth in the policy, determines to accept such resignation. A copy of the Company’s Corporate Governance Principles is available in the Corporate Governance section of the Company’s website at www.bjsinvestor.com.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release issued by BJ’s Wholesale Club, Inc. on February 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ’s WHOLESALE CLUB, INC.

Date: February 12, 2007	By:	/S/ FRANK D. FORWARD
Frank D. Forward Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by BJ’s Wholesale Club, Inc. on February 8, 2007